Exhibit 99.3

AGREEMENT AND PLAN OF MERGER

by and among

ENBRIDGE (U.S.) INC.,

a Delaware corporation,

ENBRIDGE HOLDINGS (GRAY OAK) LLC,

a Delaware limited liability company,

SPECTRA ENERGY DEFS HOLDING, LLC,

a Delaware limited liability company,

PHILLIPS 66 COMPANY,

a Delaware corporation,

PHILLIPS GAS COMPANY LLC,

a Delaware limited liability company,

DCP MIDSTREAM, LLC,

a Delaware limited liability company,

and

GRAY OAK HOLDINGS LLC,

a Delaware limited liability company

Dated as of August 17, 2022

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		2
1.1	Defined Terms	2
1.2	Calculation of Time Periods	10
1.3	Interpretation and Construction	10

ARTICLE 2 PRE-MERGER TRANSACTIONS		11
2.1	Contribution of Cash and Purchase and Sale of the Enbridge GOH Interests	11

ARTICLE 3 MERGER		11
3.1	The Merger	11
3.2	Effective Time and Effects of the Merger	11
3.3	Effect of the Merger on Equity Interests	12
3.4	Organizational Documents	12
3.5	Taking of Necessary Action; Further Action	12

ARTICLE 4 CLOSING		12
4.1	Closing	12
4.2	Closing Deliveries by the Enbridge Parties	13
4.3	Closing Deliveries by the P66 Parties	13
4.4	Closing Deliveries by DCP LLC	13

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF ENBRIDGE		14
5.1	Organization and Good Standing	14
5.2	Authorization	14
5.3	Ownership of Interests	14
5.4	Non-Contravention	14
5.5	Consents and Approvals	15
5.6	Brokerage Fees	15
5.7	Legal Proceedings	15
5.8	Independent Investigation; No Other Representations or Warranties	15

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF P66 REGARDING THE P66 PARTIES		16
6.1	Organization and Good Standing	16
6.2	Authorization	16
6.3	Ownership of Interests	16
6.4	Non-Contravention	17
6.5	Consents and Approvals	17
6.6	Brokerage Fees	17
6.7	Legal Proceedings	17
6.8	Independent Investigation; No Other Representations or Warranties	17

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TABLE OF CONTENTS

ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF P66 REGARDING GOP		18
7.1	Organization and Good Standing	18
7.2	Capitalization	19
7.3	GOP Financial Statements	19
7.4	GOP Information	19
7.5	GOP Governance Agreements	20

ARTICLE 8 COVENANTS AND AGREEMENTS		20
8.1	Access and Information	20
8.2	Change of Operator of GOP	21
8.3	Public Disclosure and Confidentiality Agreement	21
8.4	Tax Treatment	22
8.5	Deliveries of Data Room Content to Enbridge	23

ARTICLE 9 SURVIVAL; REMEDIES		23
9.1	Survival	23
9.2	Remedies; Exclusive Remedy	24

ARTICLE 10 MISCELLANEOUS		24
10.1	Notices	24
10.2	Entire Agreement	25
10.3	Amendment and Waiver	26
10.4	Binding Effect; Assignment; No Third Party Benefit	26
10.5	Severability	26
10.6	Governing Law; Consent To Jurisdiction; Waiver of Jury Trial	26
10.7	Expenses	27
10.8	Transfer Taxes	27
10.9	Further Assurances	28
10.10	Specific Performance	28
10.11	Waiver of Punitive and Other Damages	28
10.12	Counterparts	28

EXHIBIT A - Form of EGOH Interests Assignment Agreement

EXHIBIT B - Form of Merged LLC JV Agreement

EXHIBIT C - Form of TSA

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is entered into as of 2:00 p.m. Eastern Time on August 17, 2022, by and among Enbridge (U.S.) Inc., a Delaware corporation (“Enbridge”), Enbridge Holdings (Gray Oak) LLC, a Delaware limited liability company (“Enbridge GOH Holdings”), Spectra Energy DEFS Holding, LLC, a Delaware limited liability company (“Spectra DEFS Holding”), Phillips 66 Company, a Delaware corporation (“P66”), Phillips Gas Company LLC, a Delaware limited liability company (“PGC”), DCP Midstream, LLC, a Delaware limited liability company (“DCP LLC”), and Gray Oak Holdings LLC, a Delaware limited liability company (“GOH”).

Recitals:

WHEREAS, each of Spectra DEFS Holding and Enbridge GOH Holdings is an indirect, wholly-owned Subsidiary of Enbridge;

WHEREAS, PGC is an indirect, wholly-owned Subsidiary of P66;

WHEREAS, Spectra DEFS Holding owns 50.00% of the issued and outstanding limited liability company interests in DCP LLC (such interests, the “Enbridge DCP LLC Interests”);

WHEREAS, PGC owns 50% of the issued and outstanding limited liability company interests in DCP LLC (such interests, the “P66 DCP LLC Interests”);

WHEREAS, Enbridge GOH Holdings owns 35% of the issued and outstanding limited liability company interests in GOH (such interests, the “Enbridge GOH Interests”), and PGC owns 65% of the issued and outstanding limited liability company interests in GOH (such interests, the “P66 GOH Interests”);

WHEREAS, the Parties desire that, upon the terms, and subject to the conditions, set forth in this Agreement, on the Closing Date, prior to the Effective Time, (i) in exchange for an agreed upon amount of limited liability company interests in DCP LLC, PGC shall contribute to DCP LLC the amount of cash set forth in Section 2.1(a) of this Agreement, and (ii) upon DCP LLC’s receipt of such cash, Enbridge GOH Holdings shall sell to DCP LLC, and DCP LLC shall purchase from Enbridge GOH Holdings, all of the Enbridge GOH Interests in exchange for such cash (the “GOH Interests Sale”);

WHEREAS, the Parties desire that, upon the terms, and subject to the conditions, set forth in this Agreement, on the Closing Date, at the Effective Time, and after the GOH Interests Sale, GOH shall merge with and into DCP LLC, with DCP LLC surviving such merger as a legal entity jointly owned by (i) Spectra DEFS Holding, holding Class A Membership Interests representing a 23.36% Class A Percentage Interest and Class B Membership Interests representing a 90% Class B Percentage Interest, and (ii) PGC, holding Class A Membership Interests representing a 76.64% Class A Percentage Interest and Class B Membership Interests representing a 10% Class B Percentage Interest, with each owner having rights and obligations with respect to Merged LLC and its Subsidiaries as set forth in the Merged LLC JV Agreement;

WHEREAS, the Parties desire that, upon the terms, and subject to the conditions, set forth in this Agreement, at the Effective Time, Spectra DEFS Holding and PGC would, as the sole parties to, and owners of, Merged LLC, have the rights and obligations with respect to Merged LLC and its Subsidiaries as set forth in the Merged LLC JV Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement, all as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1    Defined Terms. As used in this Agreement, each of the following capitalized terms shall have the meaning given to it below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided, however, solely for purposes of this Agreement (and not for purposes of any analysis under GAAP with respect to the consolidation of related entities for accounting purposes), (a) the Enbridge Parties, the P66 Parties and their respective Affiliates (other than the DCP Companies and the GOH Companies) shall be deemed not to be “Affiliates” of the DCP Companies and the GOH Companies, and (b) the DCP Companies and the GOH Companies shall be deemed not to be “Affiliates” of the Enbridge Parties, the P66 Parties and their respective Affiliates (other than the DCP Companies and the GOH Companies).

“Agreement” means this Agreement and Plan of Merger, as the same may be amended or supplemented from time to time in accordance with its terms.

“Announcement Press Releases” has the meaning set forth in Section 8.3(a).

“Audited Financial Statements” has the meaning set forth in Section 7.3.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 5.2.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in Texas are generally open for business.

“Cash Contribution” has the meaning set forth in Section 2.1(a).

“Cash Payment Amount” has the meaning set forth in Section 2.1(b).

“Certificate of Merger” has the meaning set forth in Section 3.2.

“Chosen Courts” has the meaning set forth in Section 10.6(b).

“Class A Membership Interests” has the meaning set forth in the Merged LLC JV Agreement.

“Class A Percentage Interest” has the meaning set forth in the Merged LLC JV Agreement.

“Class B Membership Interests” has the meaning set forth in the Merged LLC JV Agreement.

“Class B Percentage Interest” has the meaning set forth in the Merged LLC JV Agreement.

“Closing” means the consummation of the Transactions.

“Closing Date” has the meaning set forth in Section 4.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” has the meaning set forth in Section 8.3(b).

“Confidential Information” has the meaning set forth in the Confidentiality Agreement.

“Contract” means any written or oral agreement, contract, commitment, undertaking, lease, note, mortgage, indenture, settlement or license.

“Control” and its derivatives mean, with respect to any Person, the possession, directly or indirectly, of (a) the power or authority to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise, (b) without limiting any other clause of this definition, if applicable to such Person (even if such Person is a corporation), where such Person is a corporation, the power to exercise or determine the voting of more than fifty percent (50%) of the voting rights in such corporation, (c) without limiting any other clause of this definition, if applicable to such Person (even if such Person is a limited partnership), where such Person is a limited partnership, the power to exercise or determine the voting of more than fifty percent (50%) of the Equity Interests of the sole general partner of such limited partnership or (d) without limiting any other clause of this definition, if applicable to such Person, in the case of a Person that is any other type of entity, the right to exercise or determine the voting of more than fifty percent (50%) of the Equity Interests in such Person having voting rights, whether by contract or otherwise.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions of COVID-19 or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any action or inactions taken (or not taken), or plans, procedures or practices adopted (and compliance with such plans, procedures or practices), in each case, that are (a) taken or adopted in good faith acting as a reasonably prudent operator and (b) in connection with or in respect to any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester or any other Law, order, directive, guidelines or recommendations by any Government Entity (including the Centers for Disease Control and

Prevention and the World Health Organization) in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (CARES) or the Coronavirus Response and Relief Supplemental Appropriations Act of 2021.

“Data Room” means the electronic, online virtual data room accessed at Intralinks (an SS&C company) maintained by or on behalf of P66.

“DCP Business” means the business of the DCP Companies.

“DCP Companies” means DCP LLC and its Subsidiaries.

“DCP LLC” has the meaning set forth in the Preamble.

“Deemed Contribution” has the meaning set forth in Section 8.4(a).

“DLLCA” has the meaning set forth in Section 3.1.

“Easements” means easements, rights of way, licenses, land use permits and other similar agreements granting rights in the owned real property of another Person and used in the conduct of the GOH Business.

“Effective Time” has the meaning set forth in Section 3.2.

“EGOH Interests Assignment Agreement” means the Enbridge GOH Interests Assignment Agreement to be entered into by Enbridge GOH Holdings and DCP LLC at the Closing, pursuant to which the Enbridge GOH Interests are transferred and assigned by Enbridge GOH Holdings to DCP LLC on the Closing Date, in substantially the form attached hereto as Exhibit A.

“Enbridge” has the meaning set forth in the Preamble.

“Enbridge DCP LLC Interests” has the meaning set forth in the Recitals.

“Enbridge GOH Holdings” has the meaning set forth in the Preamble.

“Enbridge GOH Interests” has the meaning set forth in the Recitals.

“Enbridge Material Adverse Effect” means any change, circumstance, development, state of facts, effect or condition that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on (a) the assets, liabilities, capitalization, business, financial condition or results of operations of the DCP Companies, taken as a whole; provided, however, that in no event shall any of the following, either alone or in combination, be deemed to constitute or contribute to an Enbridge Material Adverse Effect under this clause (a), or otherwise be taken into account in determining whether an Enbridge Material Adverse Effect under this clause (a) has occurred: (i) any change or prospective change in Law or accounting standards (including GAAP) or interpretations or the enforcement thereof, (ii) any change in U.S. economic, political or business conditions or financial, credit, debt or securities market conditions generally, including changes in interest rates, exchange rates, commodity prices, electricity prices and fuel costs, (iii) any legal, regulatory or other change generally affecting the industries, industry sectors or geographic sectors in which the DCP Companies or their assets operate, including any change in the prices of oil, natural gas, natural gas liquids or other hydrocarbon products or the demand for related transportation and storage services, (iv) any change resulting or arising from acts of war (whether or not declared), hostilities, sabotage, terrorism, military actions or the escalation of any of the foregoing, any hurricane, flood, tornado, earthquake or other natural disaster, or any other force majeure event, whether or not caused by any Person, or any national or international calamity or crisis, (v) any change in the credit rating of any of the DCP Companies or any of their securities, (vi) the outbreak or continuation of or any escalation or worsening of any epidemic, pandemic or disease (including the COVID-19 pandemic), or any Law, directive, pronouncement or guideline issued by a Government Entity, the Centers for Disease Control and Prevention or the World Health Organization providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19 Measures) or (vii) any failure by the Enbridge Parties, any of the DCP Companies or the assets of the DCP Companies to achieve any published or internally prepared budgets, projections, predictions, estimates, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be an Enbridge Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)(i) through (a)(vi) of this definition); provided, further, that with respect to clauses (i) through (iv) of this definition, such change, circumstance, development, state of facts, effect or condition may be taken into account to the extent it disproportionately impacts the DCP Companies as compared to other companies in the industries in which the DCP Companies operate; or (b) the ability of the Enbridge Parties to consummate the Transactions. Notwithstanding anything to the contrary in this Agreement, in determining whether an Enbridge Material Adverse Effect exists, any indemnification by Enbridge or P66 under this Agreement or any insurance, claim right of contribution, other indemnity or other rights, shall not be taken into consideration or account.

“Enbridge Parties” means Enbridge, Enbridge GOH Holdings and Spectra DEFS Holding.

“Encumbrance” means any lien, pledge, charge, encumbrance, security interest, option, mortgage, Easement or other restriction on transfers.

“Equity Interests” means, with respect to any Person, (a) capital stock, membership interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest in such Person, (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the time of issuance or upon the passage of time or the occurrence of some future event and (c) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.

“Financial Statements” has the meaning set forth in Section 7.3.

“Fraud” means, with respect to a Party, actual and intentional common law fraud with an intent to deceive with respect to any material statement in any representation or warranty set forth herein. Without limiting the foregoing, neither imputed nor constructive fraud shall constitute “Fraud” as used in this Agreement.

“Fundamental Representations” has the meaning set forth in Section 9.1.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“GOH” has the meaning set forth in the Preamble.

“GOH Business” means the business of the GOH Companies.

“GOH Companies” means GOH and its Subsidiaries.

“GOH Interests Sale” has the meaning set forth in the Recitals.

“GOP” means Gray Oak Pipeline, LLC, a Delaware limited liability company.

“GOP Business” means the business of GOP.

“GOP Governance Agreements” means the GOP LLC Agreement and the GOP Operating Agreement.

“GOP LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Gray Oak Pipeline, LLC, dated as of April 23, 2018, by and among GOH, Gray Oak Gateway Holdings LLC and Rattler Midstream Operating LLC, as amended by that certain Addendum Agreement, dated as of February 15, 2019, between Rattler Midstream Operating LLC and GOP.

“GOP Operating Agreement” means that certain Operating Agreement, dated as of April 23, 2018, by and between GOP and P66 Operator.

“Government Entity” means any federal, state, provincial, local or foreign court, tribunal, administrative body or other governmental or quasi-governmental entity, including any head of a government department, body or agency, with competent jurisdiction.

“Governmental Order” means any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination or award entered by or with any Government Entity.

“Indebtedness” means, with respect to any Person, as of any specified time, (a) all obligations of such Person for borrowed money to the extent required to be reflected as a liability on a balance sheet prepared in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent required to be reflected as a liability on a balance sheet prepared in accordance with GAAP, (c) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances or similar credit transactions and (d) all obligations of such Person guaranteeing any obligations of any other Person of the type described in the foregoing clauses (b) and (c).

“Knowledge” means, with respect to Enbridge, the actual knowledge (as opposed to any constructive or imputed knowledge) of the individuals listed in Schedule 1.1(b) or, with respect to P66, the actual knowledge (as opposed to any constructive or imputed knowledge) of the individuals listed in Schedule 1.1(a).

“Law” means any law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by any Government Entity.

“Liabilities” of any Person means, as of any given time, any and all Indebtedness, liabilities, commitments and obligations of any kind of such Person, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability).

“Marathon Consent” has the meaning set forth in Section 8.2.

“Merged LLC” has the meaning set forth in Section 3.1.

“Merged LLC JV Agreement” means the Third Amended and Restated Limited Liability Company Agreement of DCP Midstream, LLC to be entered into by Spectra DEFS Holding and PGC at the Closing, in the form attached hereto as Exhibit B.

“Merger” has the meaning set forth in Section 3.1.

“Organizational Documents” means (a) with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and bylaws, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, (d) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document and (e) with respect to any other Person, its comparable organizational documents.

“P66” has the meaning set forth in the Preamble.

“P66 DCP LLC Interests” has the meaning set forth in the Recitals.

“P66 GOH Interests” has the meaning set forth in the Recitals.

“P66 Material Adverse Effect” means any change, circumstance, development, state of facts, effect or condition that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on (a) the assets, liabilities, capitalization, business, financial condition or results of operations of the GOH Companies, taken as a whole; provided, however, that in no event shall any of the following, either alone or in combination, be deemed to constitute or contribute to a P66 Material Adverse Effect under this clause (a), or otherwise be taken into account in determining whether a P66 Material Adverse Effect under this clause (a) has occurred: (i) any change or prospective change in Law or accounting standards (including GAAP) or interpretations or the enforcement thereof, (ii) any change in U.S. economic, political or business conditions or financial, credit, debt or securities market conditions generally, including changes in interest rates, exchange rates, commodity prices, electricity prices and fuel costs,

(iii) any legal, regulatory or other change generally affecting the industries, industry sectors or geographic sectors in which the GOH Companies or their assets operate, including any change in the prices of oil, natural gas, natural gas liquids or other hydrocarbon products or the demand for related transportation and storage services, (iv) any change resulting or arising from acts of war (whether or not declared), hostilities, sabotage, terrorism, military actions or the escalation of any of the foregoing, any hurricane, flood, tornado, earthquake or other natural disaster, or any other force majeure event, whether or not caused by any Person, or any national or international calamity or crisis, (v) any change in the credit rating of any of the GOH Companies or any of their securities, (vi) the outbreak or continuation of or any escalation or worsening of any epidemic, pandemic or disease (including the COVID-19 pandemic), or any Law, directive, pronouncement or guideline issued by a Government Entity, the Centers for Disease Control and Prevention or the World Health Organization providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19 Measures) or (vii) any failure by the P66 Parties, any of the GOH Companies or the assets of the GOH Companies to achieve any published or internally prepared budgets, projections, predictions, estimates, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be a P66 Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)(i) through (a)(vi) of this definition); provided, further, that with respect to clauses (i) through (iv) of this definition, such change, circumstance, development, state of facts, effect or condition may be taken into account to the extent it disproportionately impacts the GOH Companies as compared to other companies in the industries in which the GOH Companies operate; or (b) the ability of the P66 Parties to consummate the Transactions. Notwithstanding anything to the contrary in this Agreement, in determining whether a P66 Material Adverse Effect exists, any indemnification by Enbridge or P66 under this Agreement or any insurance, claim right of contribution, other indemnity or other rights, shall not be taken into consideration or account.

“P66 Operator” means Phillips 66 Pipeline LLC, a Delaware limited liability company.

“P66 Parties” means P66 and PGC.

“Party” means a party to this Agreement.

“Person” means an individual, a corporation, a general or limited partnership, an association, a limited liability company, a Government Entity, a trust or other entity or organization.

“PGC” has the meaning set forth in the Preamble.

“Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Rattler Consent” has the meaning set forth in Section 8.2.

“Representatives” means, with respect to any Person, any and all partners, managers, members (if such Person is a member-managed limited liability company), directors, officers, employees, consultants, financial advisors, counsels, accountants and other agents of such Person.

“SEC” has the meaning set forth Section 8.3(c)(ii).

“Spectra DEFS Holding” has the meaning set forth in the Preamble.

“Subsidiary” means, with respect to any Person, any other Person of which (a) more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests or (iii) the capital or profit interests, in each case, is beneficially owned, directly or indirectly, by such Person or (b) the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body is held by such Person; provided, however, that when used with respect to any Enbridge Party or P66 Party, the term “Subsidiary” shall not include GOH, DCP LLC or their respective Subsidiaries.

“Survival Period” has the meaning set forth in Section 9.1.

“Tax Returns” means all reports, returns, declarations, elections, notices, filings, forms, statements and other documents (whether intangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, filed or required to be filed by Law with respect to Taxes.

“Taxes” means all federal, state, provincial, territorial, local or foreign taxes, including income, capital, capital gains, gross receipts, windfall profits, value added, severance, property, production, sales, goods and services, harmonized sales, use, duty, license, excise, franchise, employment, withholding or similar taxes, fees, duties, levies, customs, tariffs or imposts, assessments, obligations or charges, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Transaction Documents” means this Agreement, the EGOH Interests Assignment Agreement, the TSA, the Merged LLC JV Agreement and any other agreements entered into in connection with the Closing.

“Transactions” means the Merger and the other transactions contemplated by this Agreement, including the execution and delivery of the items described in Section 4.2, Section 4.3 and Section 4.4.

“Transfer Taxes” has the meaning set forth in Section 10.8.

“TSA” means the Transition Services Agreement to be entered into by P66 Operator and Enbridge GOH Holdings at the Closing, pursuant to which P66 Operator will provide certain transition services to Enbridge GOH Holdings after the Closing, in substantially the form attached hereto as Exhibit C.

“Unaudited Financial Statements” has the meaning set forth in Section 7.3.

1.2    Calculation of Time Periods. When calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded. If the last day of the period is a non-Business Day, the period in question shall end on the next Business Day.

1.3    Interpretation and Construction. Unless the express context otherwise requires:

(a)    The word “day” means calendar day;

(b)    the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c)    the terms defined in the singular have a comparable meaning when used in the plural and vice versa;

(d)    the terms “Dollars” and “$” mean United States Dollars;

(e)    references to a specific time shall refer to prevailing Central Time, unless otherwise indicated;

(f)    the Preamble, and all Recital, Article, Section, Subsection, schedule and exhibit references used in this Agreement are to the preamble, recitals, articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified herein;

(g)    wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(h)    references herein to any gender include the other gender;

(i)    references in this Agreement to the “United States” mean the United States of America and its territories and possessions;

(j)    the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;

(k)    except as otherwise specifically provided in this Agreement, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, supplemented or modified, including (i) (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and (ii) all attachments thereto and instruments incorporated therein;

(l)    the heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof;

(m)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(n)    the term “made available to Enbridge,” “provided to Enbridge” or other similar phrases shall mean made and remaining available to Enbridge in the Data Room at least two (2) days prior to the Closing Date and not removed or altered on or prior to the Closing Date.

ARTICLE 2

PRE-MERGER TRANSACTIONS

2.1    Contribution of Cash and Purchase and Sale of the Enbridge GOH Interests. Upon the terms, and subject to the conditions, of this Agreement, the following matters shall take place on the Closing Date, prior to the Effective Time, in the order set forth below:

(a)    PGC shall contribute to DCP LLC cash in an amount equal to $403,846,153 (the “Cash Contribution”) that Spectra DEFS Holding and PGC agree will result in an increase in the amount of PGC’s limited liability company interests in DCP LLC and a decrease in the amount of Spectra DEFS Holdings’ limited liability company interests in DCP LLC, effective as of the time the Cash Contribution is made pursuant to this Section 2.1(a).

(b)    After DCP LLC’s receipt of the Cash Contribution, Enbridge GOH Holding shall sell, convey, assign and transfer to DCP LLC, free and clear of all Encumbrances (other than those arising pursuant to the Organizational Documents of GOH, this Agreement or applicable federal or state securities Laws), and DCP LLC shall purchase, acquire and accept from Enbridge GOH Holding, all right, title and interest of Enbridge GOH Holding in and to the Enbridge GOH Interests, in exchange for DCP LLC paying Enbridge GOH Holding a cash purchase price in an amount equal to the Cash Contribution (the “Cash Payment Amount”).

ARTICLE 3

MERGER

3.1    The Merger. Upon the terms, and subject to the conditions, of this Agreement, at the Effective Time, which shall be after the GOH Interests Sale, GOH shall be merged with and into DCP LLC (the “Merger”) in accordance with the applicable provisions of the Delaware Limited Liability Company Act (the “DLLCA”), with DCP LLC surviving the Merger (sometimes hereinafter referred to as “Merged LLC”) as a legal entity jointly owned by (i) Spectra DEFS Holding, holding Class A Membership Interests representing a 23.36% Class A Percentage Interest and Class B Membership Interests representing a 90% Class B Percentage Interest, and (ii) PGC, holding Class A Membership Interests representing a 76.64% Class A Percentage Interest and Class B Membership Interests representing a 10% Class B Percentage Interest, with each owner having the rights and obligations with respect to Merged LLC and its Subsidiaries as set out in the Merged LLC JV Agreement. As a result of the Merger, the separate existence of GOH shall cease, and DCP LLC shall continue its existence as Merged LLC under the laws of the State of Delaware as the surviving entity.

3.2    Effective Time and Effects of the Merger. Upon the terms, and subject to the conditions, set forth in this Agreement, on the Closing Date and in connection with the Closing, the Parties shall cause the Merger to be consummated under the DLLCA by filing a certificate of merger in such form as is required by, and executed in accordance with, the DLLCA (the “Certificate of Merger”) with the Office of the Secretary of State of the State of Delaware and

shall take such further actions as may be required to make the Merger effective. The Merger shall become effective upon the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time as shall be agreed upon by the Parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”). At the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of GOH shall vest in Merged LLC, and all debts, liabilities, obligations, restrictions and duties of GOH shall become the debts, liabilities, obligations, restrictions and duties of Merged LLC.

3.3    Effect of the Merger on Equity Interests. By virtue of the Merger and without any action on the part of any Person, all of the limited liability company interests of DCP LLC and all of the limited liability company interests of GOH issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, collectively be converted into Class A Membership Interests and Class B Membership Interests of Merged LLC in the respective amounts and types specified in Section 3.1, in each case as evidenced by references in Appendix II to the Merged LLC JV Agreement.

3.4    Organizational Documents. At the Effective Time, (i) the certificate of formation of DCP LLC, as in effect immediately prior to the Effective Time, shall become the certificate of formation of Merged LLC, (ii) the Merged LLC JV Agreement shall become the limited liability company agreement of Merged LLC, and (iii) Spectra DEFS Holding and PGC shall each continue as members of Merged LLC in accordance with, and subject to the rights and obligations of, the Merged LLC JV Agreement.

3.5    Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Article 3 and to vest Merged LLC with full right, title and possession to all assets, property, rights, privileges, powers, franchises, debts, liabilities, obligations, restrictions and duties of GOH, the officers and directors of such constituent parties to the Merger are fully authorized in the name of such constituent parties or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Article 3.

ARTICLE 4

CLOSING

4.1    Closing. The transactions contemplated to occur at the Closing shall commence concurrently with the execution and delivery of this Agreement, or such other time as the Parties may mutually agree, on the date of execution and delivery of this Agreement by each of the Parties (the “Closing Date”). The Closing will take place by electronic delivery of documents (by facsimile, “portable document format,” email or other form of electronic communication) all of which will be deemed to be originals.

4.2    Closing Deliveries by the Enbridge Parties. At the Closing, Enbridge shall (i) deliver, or cause the other Enbridge Parties to deliver, as applicable, the following to P66 and DCP LLC as specified below, or (ii) take the following actions, as applicable (and which shall be done in the order specified in Section 2.1, Section 3.1 and Section 3.2, as applicable):

(a)    a counterpart of the EGOH Interests Assignment Agreement duly executed by Enbridge GOH Holdings;

(b)    a counterpart of the Merged LLC JV Agreement duly executed by Spectra DEFS Holding;

(c)    a counterpart of the TSA duly executed by Enbridge GOH Holdings;

(d)    a resignation, effective as of the Closing, from each Class B Director of the Board of Directors of DCP Midstream GP, LLC; and

(e)    a valid IRS Form W-9 properly completed and duly executed by Enbridge.

4.3    Closing Deliveries by the P66 Parties. At the Closing, P66 shall (i) deliver, or cause the other P66 Parties to deliver, as applicable, the following to Enbridge and DCP LLC as specified below, or (ii) take the following actions, as applicable (and which shall be done in the order specified in Section 2.1, Section 3.1 and Section 3.2, as applicable):

(a)    contribution by PGC of the Cash Contribution to DCP LLC, by electronic funds transfer of immediately available funds to the account (for the benefit of DCP LLC) designated by DCP LLC to PGC in writing prior to the Closing;

(b)    a counterpart of the Merged LLC JV Agreement duly executed by PGC;

(c)    a counterpart of the TSA duly executed by P66 Operator; and

(d)    resignations, effective as of the Closing, from the Director of the Board of Directors of GOP designated by GOH as its “alternate Director” and the Director of the Board of Directors of GOP designated by GOH as its “designated Director”, in each case, in accordance with Section 5.2 of the GOP LLC Agreement.

4.4    Closing Deliveries by DCP LLC. At the Closing, DCP LLC shall (i) deliver the following to Enbridge as specified below, or (ii) take the following actions, as applicable (and which shall be done in the order specified in Section 2.1, Section 3.1 and Section 3.2, as applicable):

(a)    payment by DCP LLC of the Cash Payment Amount to Enbridge GOH Holdings, by electronic funds transfer of immediately available funds to the account (for the benefit of Enbridge GOH Holdings) designated by Enbridge to DCP LLC in writing prior to the Closing; and

(b)    a counterpart of the EGOH Interests Assignment Agreement duly executed by DCP LLC.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF ENBRIDGE

Enbridge represents and warrants to the P66 Parties that:

5.1    Organization and Good Standing. Each of the Enbridge Parties has been duly organized, is validly existing and is in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of formation.

5.2    Authorization. Each of the Enbridge Parties has all requisite corporate or similar power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and the other Transaction Documents, the performance of such Person’s obligations hereunder and thereunder and the consummation of the Transactions have been duly authorized by all necessary action of such Person. This Agreement and the other Transaction Documents to which such Person is or will be a party have been or will be duly executed and delivered by such Person and assuming the due authorization, execution and delivery of the Transaction Documents by each other party that is or will be a party thereto, constitute legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles (the “Bankruptcy and Equity Exception”).

5.3    Ownership of Interests. Spectra DEFS Holding is the record and beneficial owner of, and has good and valid title to, the Enbridge DCP LLC Interests, and Enbridge GOH Holdings is the record and beneficial owner of, and has good and valid title to, the Enbridge GOH Interests, in each case, free and clear of all Encumbrances (other than those arising pursuant to this Agreement, applicable federal or state securities Laws or the Organizational Documents of DCP LLC or GOH, as applicable). The Enbridge DCP LLC Interests and the Enbridge GOH Interests are not subject to any voting trust agreement or similar arrangement relating to the voting of such capital stock or other equity interests.

5.4    Non-Contravention. The execution and delivery by each of the Enbridge Parties of this Agreement and the other Transaction Documents to which each is or will be a party, the performance of their respective obligations pursuant to the Transaction Documents and the consummation of the Transactions will not constitute or result in (a) a violation of the Organizational Documents of any of the Enbridge Parties, (b) a breach or violation of, a termination of, a right of termination or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of any Enbridge Party pursuant to, any Contract to which such Person is a party (with or without notice, lapse of time or both) or (c) a breach or violation of, or a default under, any Law to which an Enbridge Party is subject, except, in the case of clause (b) or (c), as would not, individually or in the aggregate, have an Enbridge Material Adverse Effect.

5.5    Consents and Approvals. No consent, approval, waiver, authorization, notice or filing is required to be obtained by any Enbridge Party from, or to be given by any such Person to, or to be made by any such Person with, any Government Entity or other Person, in connection with the execution, delivery and performance by the Enbridge Parties of this Agreement and the other Transaction Documents to which each is or will be a party and the consummation of the Transactions, except (x) as would not, individually or in the aggregate, have an Enbridge Material Adverse Effect or (y) as may be required as a result of any facts or circumstances relating solely to the P66 Parties or any of their respective Affiliates.

5.6    Brokerage Fees. None of the Enbridge Parties or any of their respective Affiliates has retained any financial advisor, broker, agent or finder on account of this Agreement or the transactions contemplated hereby for which any P66 Party, DCP Company, GOH Company or any of their respective Affiliates will be liable.

5.7    Legal Proceedings. There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation, to the Knowledge of Enbridge, pending or threatened in writing against any Enbridge Party or any of their respective properties or assets before any Government Entity, except as would not, individually or in the aggregate, have an Enbridge Material Adverse Effect.

5.8    Independent Investigation; No Other Representations or Warranties. THE ENBRIDGE PARTIES ACKNOWLEDGE THAT IN MAKING THE DECISION TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTIONS, THE ENBRIDGE PARTIES HAVE RELIED SOLELY ON (I) THE BASIS OF THEIR OWN INDEPENDENT INVESTIGATION OF DCP LLC, THE DCP BUSINESS, GOH AND THE GOH BUSINESS, THEIR COMPONENTS AND THE RISKS RELATED THERETO AND (II) UPON THE EXPRESS WRITTEN REPRESENTATIONS, WARRANTIES AND COVENANTS IN THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, THE ENBRIDGE PARTIES EXPRESSLY ACKNOWLEDGE THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 6 AND ARTICLE 7, NEITHER THE P66 PARTIES, ANY OF THEIR RESPECTIVE AFFILIATES NOR ANY OF THEIR RESPECTIVE STOCKHOLDERS, TRUSTEES, MEMBERS, FIDUCIARIES OR REPRESENTATIVES, NOR ANY OTHER PERSON HAS MADE OR IS MAKING ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE P66 PARTIES, THEIR RESPECTIVE AFFILIATES, THEIR RESPECTIVE BUSINESSES, THE GOH COMPANIES, THE GOH BUSINESS, THE DCP COMPANIES, THE DCP BUSINESS, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 5, EACH OF THE ENBRIDGE PARTIES DISCLAIMS, ON BEHALF OF ITSELF AND ITS RESPECTIVE AFFILIATES, (A) ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE ENBRIDGE PARTIES, ANY OF THEIR RESPECTIVE AFFILIATES, ANY OF THEIR RESPECTIVE STOCKHOLDERS, TRUSTEES, MEMBERS, FIDUCIARIES OR REPRESENTATIVES OR ANY OTHER PERSON AND (B) ALL LIABILITIES AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, OPINION, PROJECTION, FORECAST, ADVICE, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO THE P66 PARTIES OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES. NONE OF THE P66 PARTIES, ANY OF THEIR RESPECTIVE

AFFILIATES, ANY OF THEIR RESPECTIVE STOCKHOLDERS, TRUSTEES, MEMBERS, FIDUCIARIES OR REPRESENTATIVES NOR ANY OTHER PERSON HAS MADE OR IS MAKING ANY REPRESENTATIONS OR WARRANTIES TO THE ENBRIDGE PARTIES OR ANY OTHER PERSON REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE GOH COMPANIES, THE GOH BUSINESS, THE DCP COMPANIES, THE DCP BUSINESS OR THE MERGED LLC (WHETHER BEFORE OR AFTER THE CLOSING), INCLUDING REGARDING THE POSSIBILITY OR LIKELIHOOD OF ANY ACTION, APPLICATION, CHALLENGE, CLAIM, PROCEEDING OR REVIEW, REGULATORY OR OTHERWISE, INCLUDING, IN EACH CASE, IN RESPECT OF RATES, OR ANY PARTICULAR RESULT OR OUTCOME THEREFROM, OR THE POSSIBILITY OR LIKELIHOOD OF THE OCCURRENCE OF ANY ENVIRONMENTAL CONDITION, RELEASE OR HAZARD, OR ANY MECHANICAL OR TECHNICAL ISSUE, PROBLEM, OR FAILURE, OR OF ANY INTERRUPTION IN SERVICE, OR OF ANY INCREASE, DECREASE OR PLATEAU IN THE VOLUME OF PRODUCT OR SERVICE, OR REVENUE DERIVED THEREFROM, OR OF THE POSSIBILITY, LIKELIHOOD OR POTENTIAL OUTCOME OF ANY COMPLAINTS, CONTROVERSIES OR DISPUTES WITH RESPECT TO EXISTING OR FUTURE CUSTOMERS OR SUPPLIERS, IN EACH CASE, RELATED TO ANY OF THE GOH COMPANIES, THE GOH BUSINESS, THE DCP COMPANIES, THE DCP BUSINESS OR THE MERGED LLC.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF P66 REGARDING THE P66 PARTIES

P66 represents and warrants to the Enbridge Parties that:

6.1    Organization and Good Standing. Each of the P66 Parties has been duly organized, is validly existing and is in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of formation.

6.2    Authorization. Each of the P66 Parties has all requisite corporate or similar power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and the other Transaction Documents, the performance of such Person’s obligations hereunder and thereunder and the consummation of the Transactions have been duly authorized by all necessary action of such Person. This Agreement and the other Transaction Documents to which such Person is or will be a party have been or will be duly executed and delivered by such Person and assuming the due authorization, execution and delivery of the Transaction Documents by each other party that is or will be a party thereto, constitute legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their terms, subject to the Bankruptcy and Equity Exception.

6.3    Ownership of Interests. PGC is the record and beneficial owner of, and has good and valid title to, the P66 DCP LLC Interests and the P66 GOH Interests, in each case, free and clear of all Encumbrances (other than those arising pursuant to this Agreement, applicable federal or state securities Laws or the Organizational Documents of the DCP LLC or GOH, as applicable). The P66 DCP LLC Interests and the P66 GOH Interests are not subject to any voting trust agreement or similar arrangement relating to the voting of such capital stock or other equity interests.

6.4    Non-Contravention. The execution and delivery by each of the P66 Parties of this Agreement and the other Transaction Documents to which each is or will be a party, the performance of their respective obligations pursuant to the Transaction Documents and the consummation of the Transactions will not constitute or result in (a) a violation of the Organizational Documents of any of the P66 Parties, (b) a breach or violation of, a termination of, a right of termination or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of any P66 Party pursuant to, any Contract to which such Person is a party (with or without notice, lapse of time or both) or (c) a breach or violation of, or a default under, any Law to which a P66 Party is subject, except, in the case of clause (b) or (c), as would not, individually or in the aggregate, have a P66 Material Adverse Effect.

6.5    Consents and Approvals. No consent, approval, waiver, authorization, notice or filing is required to be obtained by any P66 Party from, or to be given by any such Person to, or to be made by any such Person with, any Government Entity or other Person, in connection with the execution, delivery and performance by the P66 Parties of this Agreement and the other Transaction Documents to which each is or will be a party and the consummation of the Transactions, except (x) as would not, individually or in the aggregate, have a P66 Material Adverse Effect or (y) as may be required as a result of any facts or circumstances relating solely to the Enbridge Parties or any of their respective Affiliates.

6.6    Brokerage Fees. None of the P66 Parties or any of their respective Affiliates has retained any financial advisor, broker, agent or finder on account of this Agreement or the transactions contemplated hereby for which any Enbridge Party, DCP Company, GOH Company or any of their respective Affiliates will be liable.

6.7    Legal Proceedings. There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation, to the Knowledge of P66, pending or threatened in writing against any P66 Party or any of their respective properties or assets before any Government Entity, except as would not, individually or in the aggregate, have a P66 Material Adverse Effect.

6.8    Independent Investigation; No Other Representations or Warranties. THE P66 PARTIES ACKNOWLEDGE THAT IN MAKING THE DECISION TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTIONS, THE P66 PARTIES HAVE RELIED SOLELY ON (I) THE BASIS OF THEIR OWN INDEPENDENT INVESTIGATION OF DCP LLC, THE DCP BUSINESS, GOH AND THE GOH BUSINESS, THEIR COMPONENTS AND THE RISKS RELATED THERETO AND (II) UPON THE EXPRESS WRITTEN REPRESENTATIONS, WARRANTIES AND COVENANTS IN THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, THE P66 PARTIES EXPRESSLY ACKNOWLEDGE THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 5, NEITHER THE ENBRIDGE PARTIES, ANY OF THEIR RESPECTIVE AFFILIATES NOR ANY OF THEIR RESPECTIVE STOCKHOLDERS, TRUSTEES, MEMBERS, FIDUCIARIES OR REPRESENTATIVES, NOR ANY OTHER

PERSON HAS MADE OR IS MAKING ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE ENBRIDGE PARTIES, THEIR RESPECTIVE AFFILIATES, THEIR RESPECTIVE BUSINESSES, THE GOH COMPANIES, THE GOH BUSINESS, THE DCP COMPANIES, THE DCP BUSINESS, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 6 AND ARTICLE 7, EACH OF THE P66 PARTIES DISCLAIMS, ON BEHALF OF ITSELF AND ITS RESPECTIVE AFFILIATES, (A) ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE P66 PARTIES, ANY OF THEIR RESPECTIVE AFFILIATES, ANY OF THEIR RESPECTIVE STOCKHOLDERS, TRUSTEES, MEMBERS, FIDUCIARIES OR REPRESENTATIVES OR ANY OTHER PERSON AND (B) ALL LIABILITIES AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, OPINION, PROJECTION, FORECAST, ADVICE, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO THE ENBRIDGE PARTIES OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES. NONE OF THE ENBRIDGE PARTIES, ANY OF THEIR RESPECTIVE AFFILIATES, ANY OF THEIR RESPECTIVE STOCKHOLDERS, TRUSTEES, MEMBERS, FIDUCIARIES OR REPRESENTATIVES NOR ANY OTHER PERSON HAS MADE OR IS MAKING ANY REPRESENTATIONS OR WARRANTIES TO THE P66 PARTIES OR ANY OTHER PERSON REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE GOH COMPANIES, THE GOH BUSINESS, THE DCP COMPANIES, THE DCP BUSINESS OR THE MERGED LLC (WHETHER BEFORE OR AFTER THE CLOSING), INCLUDING REGARDING THE POSSIBILITY OR LIKELIHOOD OF ANY ACTION, APPLICATION, CHALLENGE, CLAIM, PROCEEDING OR REVIEW, REGULATORY OR OTHERWISE, INCLUDING, IN EACH CASE, IN RESPECT OF RATES, OR ANY PARTICULAR RESULT OR OUTCOME THEREFROM, OR THE POSSIBILITY OR LIKELIHOOD OF THE OCCURRENCE OF ANY ENVIRONMENTAL CONDITION, RELEASE OR HAZARD, OR ANY MECHANICAL OR TECHNICAL ISSUE, PROBLEM, OR FAILURE, OR OF ANY INTERRUPTION IN SERVICE, OR OF ANY INCREASE, DECREASE OR PLATEAU IN THE VOLUME OF PRODUCT OR SERVICE, OR REVENUE DERIVED THEREFROM, OR OF THE POSSIBILITY, LIKELIHOOD OR POTENTIAL OUTCOME OF ANY COMPLAINTS, CONTROVERSIES OR DISPUTES WITH RESPECT TO EXISTING OR FUTURE CUSTOMERS OR SUPPLIERS, IN EACH CASE, RELATED TO ANY OF THE GOH COMPANIES, THE GOH BUSINESS, THE DCP COMPANIES, THE DCP BUSINESS OR THE MERGED LLC.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF P66 REGARDING GOP

P66 represents and warrants to the Enbridge Parties that:

7.1    Organization and Good Standing.

(a)    GOP has been duly organized, is validly existing and is in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on the GOP Business as presently conducted.

(b)    GOP is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be material to the GOP Business.

7.2    Capitalization.

(a)    GOH is the record and beneficial owner of, and has good and valid title to, 65% of the issued and outstanding membership interests of GOP. All of the outstanding capital stock or other equity interests of GOP have been duly authorized and are validly issued. Except as set forth in the Organizational Documents of GOP, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments under which GOP is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of GOP, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(b)    GOP has no, and has never had any, Subsidiaries.

7.3    GOP Financial Statements. Copies of (a) the audited balance sheet of GOP as of December 31, 2021, and the related audited statements of income, cash flows and changes in members’ equity of GOP for the fiscal year ended December 31, 2021 (the “Audited Financial Statements”) and (b) the unaudited balance sheet GOP as of June 30, 2022, and the related unaudited statements of income, cash flows and changes in members’ equity of GOP for the six (6) months ended June 30, 2022 (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”) have been made available to Enbridge in the Data Room. The Audited Financial Statements and the Unaudited Financial Statements were prepared in accordance with GAAP, subject, in the case of the Unaudited Financial Statements, to the absences of explanatory footnotes and customary recurring year-end adjustments. The Financial Statements fairly present, in all material respects, the financial position and the results of operations and cash flows of GOP, in each case, as of the dates and for the periods presented (except as may be noted therein).

7.4    GOP Information. P66 or one of its Affiliates (including P66 Operator) has disclosed to the Board of Directors of GOP or an Enbridge Party (including by means of making such information available to Enbridge in the Data Room) all material information relating to the GOP Business held or known by P66 or any of its Affiliates (including P66 Operator). Since December 10, 2018, P66 or one of its Affiliates (including P66 Operator) has invited representatives designated by Enbridge GOH Holdings as its observers for purposes of meetings of the Board of Directors of GOP to attend all meetings of the Board of Directors of GOP. P66 has made available to Enbridge in the Data Room copies of written materials that were provided to the Board of Directors of GOP at or for use in the meetings of the Board of Directors of GOP convened since April 23, 2018.

7.5    GOP Governance Agreements.

(a)    P66 has made available to Enbridge in the Data Room complete and accurate copies the GOP Governance Agreements (including all amendments (if any)), and the certificate of formation of GOP and the GOP LLC Agreement constitute the only Organizational Documents with respect to GOP, and the GOP Operating Agreement constitutes the only Contract with respect to operatorship of GOP.

(b)    The GOP LLC Agreement is a valid and binding obligation of GOH and, to the Knowledge of P66, each other party thereto. The GOP LLC Agreement is enforceable against GOH and, to the Knowledge of P66, each other party thereto in accordance with its terms (subject to the Bankruptcy and Equity Exception). During the twelve-month period prior to the date of this Agreement, none of GOH, GOP or P66 Operator has received written notice of a default or breach of the GOP LLC Agreement.

(c)    The GOP Operating Agreement is a valid and binding obligation of P66 Operator and GOP. The GOP Operating Agreement is enforceable against P66 Operator and GOP in accordance with its terms (subject to the Bankruptcy and Equity Exception). During the twelve-month period prior to the date of this Agreement, none of P66 Operator or GOP has received written notice of a default or breach of the GOP Operating Agreement.

ARTICLE 8

COVENANTS AND AGREEMENTS

8.1    Access and Information. From and after the Closing, in connection with any reasonable business purpose, including (i) in response to the request or at the direction of a Government Entity, (ii) the preparation of Tax Returns or other documents related to Tax matters and (iii) the determination of any matter relating to the rights or obligations of the P66 Parties and their respective Affiliates and P66 Operator under this Agreement or any other Transaction Document, subject to any applicable Law and any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, upon reasonable prior notice, Enbridge shall (A) afford the P66 Parties and their respective Representatives reasonable access, during normal business hours, to the books, data, files, information and records of Enbridge and its Affiliates in respect of the GOH Companies (including, for the avoidance of doubt, Tax Returns and other information and documents relating to Tax matters), (B) furnish to the P66 Parties such additional financial and other information regarding the GOH Companies as the P66 Parties may from time to time reasonably request (for the avoidance of doubt, including Tax Returns and other information and documents relating to Tax matters, and excluding any consolidated, affiliated, unitary or similar Tax Returns of Enbridge or employment records) and (C) make available to the P66 Parties the employees of Enbridge and its Affiliates (or, if applicable, any replacement manager or operator) whose assistance, expertise, testimony, notes and recollections or presence is necessary to assist the P66 Parties, their respective Affiliates or their respective Representatives in connection with the P66 Parties’ or such Affiliates’ inquiries for any of the purposes referred to in this Section 8.1; provided, however, that such access or request shall not unreasonably interfere with the business or operations of Enbridge or any of its Affiliates. In no event shall the auditors and independent accountants of Enbridge or its Affiliates be obligated to make any work papers available to any Person unless and until such Person has signed a customary confidentiality and hold harmless agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or independent accountants.

8.2    Change of Operator of GOP.

(a)    Following the Closing Date until Enbridge GOH Holdings is duly appointed, or a Person that is not Enbridge GOH Holdings or an Affiliate thereof is selected by GOP, as the new operator of GOP in replacement for P66 Operator pursuant to the terms of the GOP LLC Agreement: (i) the Parties shall use commercially reasonable efforts, and the Parties will cooperate in good faith with each other, to obtain (A) the consent and approval from Gray Oak Gateway Holdings LLC (an Affiliate of Marathon Petroleum Corporation) to approve the transfer of the role of operator of GOP from P66 Operator to Enbridge GOH Holdings as of April 1, 2023 (or such other date as the Parties may agree) (the “Marathon Consent”), and (B) the consent and approval of Rattler Midstream Operating LLC (an Affiliate of Diamondback Energy, Inc.) to approve the transfer of the role of operator of GOP from P66 Operator to Enbridge GOH Holdings as of April 1, 2023 (or such other date as the Parties may agree) (the “Rattler Consent”); and (ii) P66 shall promptly notify Enbridge of (1) any written notice or other written communication received by P66 or any of its Affiliates (including P66 Operator) from Marathon Petroleum Corporation or any of its Affiliates (including Gray Oak Gateway Holdings LLC), Diamondback Energy, Inc. or any of its Affiliates (including Rattler Midstream Operating LLC), or GOP asserting a breach by P66 Operator of the GOP Operating Agreement, (2) any other written notice under the GOP Operating Agreement received or given by P66 Operator; (3) any written notice or other written communication from any Government Entity to the P66 Operator alleging a material violation of law by GOP or P66 Operator, in its capacity as the operator of GOP, and (4) any Proceeding that is commenced or, to the Knowledge of P66, threatened against P66 or any of its Affiliates (including P66 Operator) relating to GOP or P66 Operator’s role as the operator of GOP.

(b)    On April 1, 2023, P66 Operator shall send to GOP a notice of resignation as operator of GOP as provided in the GOP Operating Agreement. Until December 31, 2023 (or such earlier date as the Parties may mutually agree in writing), P66 Operator shall continue to serve as operator of GOP as provided in the GOP Operating Agreement.

(c)    If requested by Spectra DEFS Holding prior to December 31, 2023, P66 shall cooperate with Spectra DEFS Holding to cause Merged LLC to approve GOP’s appointment of Enbridge GOH Holdings as the operator of GOP in accordance with the GOP Operating Agreement and the Organizational Documents of GOP on terms that are no less favorable to Enbridge GOH Holdings than those enjoyed by P66 Operator under the GOP Operating Agreement.

8.3    Public Disclosure and Confidentiality Agreement.

(a)    Each of Enbridge and P66 will make an initial public announcement regarding entry into this Agreement and consummation of the Transactions in a form approved in advance by P66 and Enbridge, respectively (the “Announcement Press Releases”).

(b)    The terms and conditions of the Confidentiality Agreement, dated as of October 18, 2021, between Enbridge and P66 (as amended and supplemented after the Closing Date, the “Confidentiality Agreement”) shall continue in full force and effect pursuant to the terms thereof until, and shall terminate upon, the date that is two (2) years after the Closing Date; provided that no information first shared after the Effective Time by any Party, its Affiliates or Representatives shall be Confidential Information thereunder. The Parties agree that the terms and provisions of this Agreement and the other Transaction Documents shall be Confidential Information to be held in confidence in accordance with the terms and conditions of the Confidentiality Agreement.

(c)    Notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, the Parties agree that:

(i)    No Party nor its Affiliates and Representatives will be prohibited or restricted from using Confidential Information in connection with the operation of the GOH Business and the DCP Business or disclosing Confidential Information in connection with a Proceeding initiated by a Party or its Affiliate with respect to the Transaction Documents;

(ii)    any Party may (A) include this Agreement and the Merged LLC JV Agreement with any filing that is requested by the SEC or required under applicable Law to be made by such Party or any of its Affiliates with the U.S. Securities and Exchange Commission (the “SEC”) and (B) discuss this Agreement and the Transactions in connection with any investor presentations, industry conference presentations or similar disclosures in a manner that is not materially inconsistent with, and does not include any additional material information not included in, any filing that such Party or any of its Affiliates made with the SEC or the information presented in the Announcement Press Releases; and

(iii)    the P66 Parties and DCP LLC may (A) disclose any Transaction Document to, and discuss the information contained therein with, the Board of Directors of DCP Midstream GP, LLC, a Delaware limited liability company, any director or committee thereof and any of their respective advisors (financial, legal, accounting or other) following any such Person’s request and (B) disclose information contained in this Agreement and the Merged LLC JV Agreement in any filing that such Party or its Affiliates is required by applicable Law to make with the SEC or requested by the SEC in connection with or relating to the Take Private Transaction (as defined in the Merged LLC JV Agreement).

8.4    Tax Treatment.

(a)    U.S. Federal Income Tax Treatment. The Parties acknowledge and agree that (i) the GOH Interests Sale and the Merger shall occur pursuant to an integrated plan and (ii) the Merger shall be treated for U.S. federal income and applicable state and local tax purposes as an “assets-over” merger described in Treasury Regulation § 1.708-1(c)(3) in which GOH is the terminated partnership and DCP LLC is the continuing partnership. The Parties further acknowledge and agree that the GOH Interests Sale and the Merger, together, are treated for U.S. federal income tax purposes as (i) Enbridge selling the Enbridge GOH Interests to DCP LLC as provided in Treasury Regulation §1.708-1(c)(4), (ii) GOH contributing the portion of its assets and liabilities that are attributable to the P66 GOH Interests to DCP LLC in exchange for an interest in DCP LLC, (the “Deemed Contribution”), and (iii) GOH liquidating, distributing (a) to DCP LLC, the interest in GOP attributable to the Enbridge GOH Interests, and (b) to PGC, the interest in DCP LLC received in the Deemed Contribution. For U.S. federal and applicable U.S. state and local income tax purposes, except as required by a “determination” (as defined in Section 1313(a) of the Code and corresponding provisions of state and local law), (i) the Parties shall and shall cause their Affiliates (including, for the avoidance of doubt, GOP and DCP) to file all Tax Returns in a manner consistent with the intended tax treatment set forth in this Section 8.4(a), and (ii) none of them shall (and each of them shall cause each of their Affiliates not to) take any action or position before any Government Entity or in any Proceeding that is inconsistent with such treatment.

(b)    Canadian Tax Treatment. The Parties acknowledge and agree that the GOH Interests Sale and the Merger shall be treated for Canadian federal and applicable provincial/territorial income tax purposes as (i) a sale by Enbridge GOH Holdings, and purchase by DCP LLC, of all of the Enbridge GOH Interests, and (ii) a subsequent merger of GOH with and into DCP LLC, with GOH ceasing to exist and DCP LLC surviving. It is intended that the Merger will be treated for Canadian federal and applicable provincial/territorial income tax purposes as an absorptive merger as described in subsection 87(8.2) of the Canadian Income Tax Act (and any analogous provision of provincial/territorial law), and a “foreign merger” within the meaning of subsection 87(8.1) of the Canadian Income Tax Act (and any analogous provision of provincial/territorial law). For Canadian federal and applicable provincial/territorial income tax purposes, except as required by law, (i) the Parties shall and shall cause their Affiliates (including, for the avoidance of doubt, GOP and DCP) to file all Tax Returns in a manner consistent with the intended tax treatment set forth in this Section 8.4(b), and (ii) none of them shall (and each of them shall cause each of their Affiliates not to) take any action or position before any Government Entity or in any Proceeding that is inconsistent with such treatment.

8.5    Deliveries of Data Room Content to Enbridge. P66 shall deliver to Enbridge a compact disc or other electronic storage media containing the contents of the Data Room as of the Closing Date within twenty (20) Business Days following the Closing Date.

ARTICLE 9

SURVIVAL; REMEDIES

9.1    Survival. (a) The representations and warranties in Section 5.1, Section 5.2, Section 5.3, Section 5.4(a), Section 5.6, Section 6.1, Section 6.2, Section 6.3, Section 6.4(a), Section 6.6, Section 7.1 and Section 7.2 of this Agreement (collectively, the “Fundamental Representations”) shall survive indefinitely, and (b) all other representations and warranties in Article 5, Article 6 and Article 7 shall survive the Closing for a period of 18 months from the Closing Date, at which time they shall terminate (and no claims with respect to such representations and warranties shall be made by any Person thereafter). All covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing shall survive for the period provided in such covenants and agreements, if any, or until fully performed. All covenants and agreements that by their terms apply or are to be performed in their entirety on or prior to the Closing shall terminate at the Closing. The period during which any such representation, warranty or covenant survives is the “Survival Period” for such representation and warranty. Notwithstanding the foregoing, any representation, warranty or covenant that would otherwise terminate shall survive with respect to claims in respect of which notice, in reasonable detail, is given pursuant to this Agreement prior to the end of the Survival Period for such representation, warranty or covenant until such claims are finally resolved and paid.

9.2    Remedies; Exclusive Remedy.

(a)    The Enbridge Parties and the P66 Parties, as applicable, shall be entitled to pursue all rights and remedies available under this Agreement, at law or in equity (including under Section 10.10), for a breach by the P66 Parties (in the case of the Enbridge Parties) or by the Enbridge Parties (in the case of the P66 Parties), as applicable, of any Fundamental Representation or covenant of such breaching Party in this Agreement.

(b)    Except in the case of Fraud and as otherwise provided in Section 10.10, the rights and remedies under this Article 9 and the other Transaction Documents are exclusive and in lieu of any and all other rights and remedies that the P66 Parties may have against any of the Enbridge Parties or the Enbridge Parties may have against any of the P66 Parties under this Agreement or otherwise with respect to the Merger, the Transactions or any breach of any representation or warranty or any failure to perform any covenant or agreement set forth in this Agreement. From and after the Closing, each of the Enbridge Parties and the P66 Parties, respectively, expressly waives any and all other rights, remedies and causes of action it or its Affiliates may have, in the case of the P66 Parties against the Enbridge Parties and, in the case of the Enbridge Parties, against each of the P66 Parties, respectively, now or in the future under any Law with respect to the Transactions. The remedies expressly provided in this Agreement and the other Transaction Documents shall constitute the sole and exclusive basis for and means of recourse between the P66 Parties, on the one hand, and the Enbridge Parties, on the other hand, with respect to the Transactions.

(c)    Notwithstanding anything herein to the contrary, (i) P66 shall not have any Liability for any inaccuracy or breach of any representation and warranty of P66 in this Agreement (other than the Fundamental Representations) if P66 can demonstrate that any Enbridge Party had actual knowledge of the facts or circumstances giving rise to such inaccuracy or breach as of the date of this Agreement, and (ii) Enbridge shall not have any Liability for any inaccuracy or breach of any representation and warranty of Enbridge in this Agreement (other than the Fundamental Representations) if Enbridge can demonstrate that any P66 Party had actual knowledge of the facts or circumstances giving rise to such inaccuracy or breach as of the date of this Agreement. As a non-exclusive means of demonstrating a Person’s “actual knowledge” in accordance with the preceding sentence, a Person shall be deemed to have “actual knowledge” of any facts and circumstances that are reasonably apparent from information provided in writing to such Person or any of its representatives prior to the date hereof, including in the materials made available in the Data Room or in any “Q&A logs.”

ARTICLE 10

MISCELLANEOUS

10.1    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (return receipt requested) or (c) on the date sent by email (upon affirmative reply by email by the intended recipient that such email was received) if sent during normal business hours of the recipient or on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to Enbridge and P66, respectively, at the following addresses or e-mail addresses (or at such other address or e-mail address for such Party as shall be specified for such purpose in a notice given in accordance with this Section 10.1):

If to Enbridge:

Enbridge (U.S.) Inc.

5400 Westheimer Court

Houston, Texas 77056

E-Mail:

Attn: Chief Legal Officer

With a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

845 Texas Avenue, Suite 4700

Houston, Texas 77002

E-mail:

Attn: Douglas S. Bland

If to P66:

Phillips 66 Company

2331 City West Blvd.

Houston, Texas 77042

Email:

Attn: Managing Director, Corporate BD

With a copy (which shall not constitute notice) to:

Phillips 66 Company

2331 CityWest Blvd.

Houston, Texas 77042

Attention: Deputy General Counsel, CMMBD

Email:

10.2    Entire Agreement. This Agreement (including all Schedules and Exhibits), the Confidentiality Agreement and the other Transaction Documents contain the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

10.3    Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Person signatory hereto, or in the case of a waiver, by the Person against whom the waiver is to be effective. No failure or delay by any Person in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law except as otherwise specifically provided in Article 9 hereof.

10.4    Binding Effect; Assignment; No Third Party Benefit. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. None of the Parties may assign any of its rights or delegate any of its obligations under this Agreement (for the avoidance of doubt, no merger or sale of securities of P66 or Enbridge or any legal entity that directly or indirectly controls any of P66 or Enbridge shall constitute an assignment hereunder) without the prior written consent of the other Party and any attempted or purported assignment in violation of this Section 10.4 shall be null and void. Except as set forth in the immediately preceding sentence, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties to this Agreement and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

10.5    Severability . The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.6    Governing Law; Consent To Jurisdiction; Waiver of Jury Trial.

(a)    THIS AGREEMENT AND ALL DISPUTES AND CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING THE INTERPRETATION OR VALIDITY OF ITS PROVISIONS, THE PERFORMANCE OR ENFORCEMENT OF ITS TERMS, OR A BREACH HEREOF, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b)    Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions exclusively in the courts of the

State of Delaware in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided, however, if subject matter jurisdiction over the matter that is the subject of the Proceeding is vested exclusively in the United States federal courts, such Proceeding shall be heard in the United States District Court for the District of Delaware (collectively, as applicable based on foregoing provisions, the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that any of the Chosen Courts is an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 10.1 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof, and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 10.6(b) or that any Governmental Order issued by any of the Chosen Courts may not be enforced in or by any of the Chosen Courts.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES: (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.6(c).

10.7    Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be borne by the Party incurring such costs and expenses.

10.8    Transfer Taxes. The Parties anticipate that the transactions contemplated by this Agreement will not result in any transfer, documentary, sales, use, stamp, registration, value added or other similar taxes and fees (collectively, “Transfer Taxes”). If, contrary to the expectation of the Parties, any Transfer Taxes are imposed with respect to the transactions contemplated by this Agreement, (i) Merged LLC shall be responsible for the payment of all such Transfer Taxes, with fifty (50) percent of any such Transfer Taxes funded by cash otherwise distributable to Spectra

DEFS Holding, and fifty (50) percent of any such Transfer Taxes funded by cash otherwise distributable to PGC, and (ii) the Parties shall cooperate to minimize or eliminate any such Transfer Taxes.

10.9    Further Assurances. From time to time following the Closing, at the request of any Party and without further consideration, the other Parties shall execute and deliver to such requesting Party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting Party may reasonably request to consummate more fully and effectively the transactions contemplated hereby.

10.10    Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached (including by a Party’s failing to take such actions as are required of such Party hereunder in order to consummate the Transactions), immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Chosen Courts, provided, that such Party seeking specific performance, injunction or other equitable remedy pursuant to this Section 10.10 is not in material default under this Agreement. Each Party agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.10, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law. The foregoing shall not be deemed to be or construed as a waiver or election of remedies by any of the Parties, each of whom expressly reserves any and all rights and remedies available to it at law or in equity in the event of any breach or default by the others under this Agreement.

10.11    Waiver of Punitive and Other Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES, LOSS OF FUTURE REVENUE OR INCOME, LOSS OF BUSINESS REPUTATION OR OPPORTUNITY RELATING TO THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT, OR DIMINUTION OF VALUE OR ANY DAMAGES BASED ON ANY TYPE OF MULTIPLE; PROVIDED, HOWEVER, THAT IN THE CASE OF A CLAIM FOR BREACH OF THIS AGREEMENT PURSUANT TO SECTION 9.2(A), THE FOREGOING LIMITATIONS SHALL NOT LIMIT IN ANY WAY THE RIGHT TO RECOVER ANY DAMAGES, LOSSES OR LIABILITIES FOR TAXES RESULTING FROM SUCH BREACH.

10.12    Counterparts. This Agreement may be executed in any number of counterparts (including by means of email of a portable document format (pdf) of the signature pages), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by each Party as of the date first above written.

Enbridge:

ENBRIDGE (U.S.) INC.

By:	/s/ Stephen J. Neyland
Name:	Stephen J. Neyland
Title:	Vice President

Enbridge GOH Holdings:

ENBRIDGE HOLDINGS (GRAY OAK) LLC

By:	/s/ Stephen J. Neyland
Name:	Stephen J. Neyland
Title:	Vice President

Spectra DEFS Holding:

SPECTRA ENERGY DEFS HOLDING, LLC

By:	/s/ Stephen J. Neyland
Name:	Stephen J. Neyland
Title:	Vice President – Finance

[Signature Page to Agreement and Plan of Merger]

P66:

PHILLIPS 66 COMPANY

By:	/s/ Kevin J. Mitchell
Name:	Kevin J. Mitchell
Title:	EVP, Finance and CFO

PGC:

PHILLIPS GAS COMPANY LLC

By:	/s/ Kevin J. Mitchell
Name:	Kevin J. Mitchell
Title:	President

[Signature Page to Agreement and Plan of Merger]

DCP LLC:

DCP MIDSTREAM, LLC

By:	/s/ Benjamin Hur
Name:	Benjamin Hur
Title:	Authorized Person

[Signature Page to Agreement and Plan of Merger]

DCP LLC:

DCP MIDSTREAM, LLC

By:	/s/ Cynthia L. Hansen
Name:	Cynthia L. Hansen
Title:	Authorized Person

[Signature Page to Agreement and Plan of Merger]

GOH:

GRAY OAK HOLDINGS LLC

By:	/s/ Graham N. Fisher
Name:	Graham N. Fisher
Title:	VP

[Signature Page to Agreement and Plan of Merger]

Exhibit A

FORM OF

EGOH INTERESTS ASSIGNMENT AGREEMENT

Exhibit B

FORM OF

MERGED LLC JV AGREEMENT

Exhibit C

FORM OF

TSA

Schedule 1.1(a)

P66 Knowledge

1. Jason Endecott

2. Sean Tobin

3. Benjamin Hur

Schedule 1.1(b)

Enbridge Knowledge

1. Max Chan

2. Juan Miguel Bermudez